Exhibit 10.12
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.
PARTIAL ASSIGNMENT AND BILL OF SALE EFFECTIVE
AUGUST 1, 2009

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS.
COUNTES OF MOORE, HUTCHINSON AND CARSON	§
     THAT, the undersigned, KEVIN AUDRAIN AND LORI AUDRAIN, husband and wife, doing business as DRAIN OIL COMPANY, whose address is #3 Texoma Blvd, Fritch, Texas 79036 (hereinafter called “Assignor”), for and in consideration of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by NYTEX PETROLEUM, INC., a Delaware Corporation, with offices at 12222 Merit Drive, Suite 1850, Dallas, Texas 775251 (hereinafter called “Assignee”), does hereby TRANSFER, ASSIGN and CONVEY unto Assignee, subject to the terms and conditions contained herein, the following:
     (a) seventy-five percent (75%) of 8/8ths right, title and interest in and to the leasehold estates described in Exhibit “A”, attached hereto and made a part hereof, such leases being hereinafter called “said leases”;
     (b) seventy-five percent (75%) of 8/8ths right, title and interest in and to all permits, franchises, licenses, servitudes, easements, surface leases and rights-of-way of every character relating to said leases;
     (c) seventy-five percent (75%) of 8/8ths right, title and interest in and to any contracts or agreements including, but not limited to, rights and interest in or derived from unit agreements, gas processing agreements, joint operating agreements, gas contracts, gas gathering agreements, gas balancing agreements, boundary or well line agreements, assignments of operating rights, working interest and subleases affecting said leases.
     For the same consideration, Assignor does hereby BARGAIN, SELL and DELIVER unto Assignee Seventy-Five Percent (75%) of 8/8ths right, title and interest in and to the wells located on said leases described in Exhibit “A”; and Assignor does hereby further BARGAIN, SELL and DELIVER unto Assignee Seventy-Five Percent (75%) of 8/8ths right, title and interest in and to all personal property and well equipment located in, on and used in connection with said leases, such well, personal property and the well equipment being hereinafter collectively called “said wells”.
     The interests in said leases as herein conveyed to Assignee shall be subject to all enforceable contracts affecting the said leases and wells, including agreements for the sale or purchase of oil, gas, and other hydrocarbons; processing agreements; division orders; unit agreements; operating agreements; and other contracts and agreements arising out of, connected with, or attributable to production from the said leases and wells.
     This Partial Assignment and Bill of Sale is subject to the terms and provisions of that certain unrecorded letter agreement dated June 5, 2009, between Drain Oil Company and NYTEX Petroleum, Inc., as heretofore amended and supplemented. Except as expressly provided in said unrecorded letter agreement, operations on the leases covered hereby, and the extent and duration thereof, shall be within the judgment and discretion of Assignee, its successors and assigns. It is further agreed that the Assignor and Assignee will execute such further assurances as may be requisite for the full and complete enjoyment of the rights herein granted.
     All ad valorem taxes levied against said leases and wells shall be prorated and paid by the parties hereto as of the Effective Date of this assignment. Assignee will be liable for and agrees to pay all sales taxes or recording fees due as a result of this Partial Assignment and Bill of Sale.
     All covenants and agreements in this Partial Assignment and Bill of Sale shall be binding and inure to the benefit of the heirs, successors, and assigns of Assignor and Assignee; are covenants running with the land; and are effective as stated, whether or not the covenants and agreements are memorialized in assignments and other conveyances executed and delivered by the parties and their respective heirs, successors, and assigns from time to time.
     This assignment is executed and delivered to Assignee WITHOUT WARRANTY OF TITLE EITHER EXPRESS OR IMPLIED, EXCEPT BY, THROUGH AND UNDER ASSIGNOR, BUT NOT OTHERWISE.
     This Partial Assignment and Bill of Sale shall be effective, for all purposes as of 7:00 o’clock a.m., August 1, 2009.
     EXECUTED by Assignor and accepted by Assignee on the dates shown below in their respective acknowledgments, but to be effective as stated above. To facilitate the recording of this instrument in the appropriate counties, this instrument may be executed in one or more multiple counterparts, each of which shall be deemed an original document, and all of which when taken together shall constitute a single instrument.

ASSIGNOR:
/s/ Kevin Audrain
Kevin Audrain d/b/a Drain Oil Company

/s/ Lori Audrain
Lori Audrain d/b/a Drain Oil Company

ASSIGNEE: NYTEX PETROLEUM, INC.
By:	/s/ Jason Lacewell
Jason Lacewell
Vice President

ACKNOWLEDGMENTS

THE STATE OF TEXAS	§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on 31 day of July 2009, by KEVIN AUDRAIN and LORI AUDRAIN.
MY COMMISSION EXPIRES:

/s/ Georgianna Hanes
Notary Public in and for the State of Texas

THE STATE OF TEXAS	§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on this 31 day of July 2009, by JASON LACEWELL, as Vice President of NYTEX PETROLEUM, INC., a Delaware Corporation.
MY COMMISSION EXPIRES:

/s/ Georgianna Hanes
Notary Public in and for the State of Texas

EXHIBIT “A”
     Attached to and made a part of Partial Assignment and Bill of Sale effective August 1, 2009, from DRAIN OIL COMPANY, Assignor, to NYTEX PETROLEUM, INC., Assignee
     Oil, Gas and Mineral Lease dated June 2, 1936, from John C. Burns and E. B. Morgan Executors and Trustees of the Estate of S. B. Burnett, Deceased, and Chas. H. Harris, W. H. Slay, and Mrs. Ollie Lake Burnett, Trustees of the Mary Couts Burnett Trust, as Lessors, to J. M. Huber Corporation, as Lessee, recorded in Volume 62, Page 560, of the Deed Records of Carson County, Texas and Volume 72, Page 520, Deed Records of Hutchinson County, Texas, as amended by instrument dated August 1, 1974, recorded in Volume 161, Page 686, of the Deed Records of Carson County, Texas and Volume 403, Page 545, of the Deed Records of Hutchinson County, Texas, INSOFAR AND ONLY INSOFAR as said lease covers the W/2 E/2 of Section 127, Block 5, I&GN RR Co. Survey, Carson and Hutchinson Counties, Texas
     Oil, Gas and Mineral Lease dated July 23, 1971, from Gladys Smith et al, as Lessors, to Richome Oil and Gas Company, as Lessee, recorded in Volume 232, Page 297, of the Deed Records of Moore County, Texas and covering the Southwest quarter of Section No. 32, Block PMC, EL&RR Co. Survey, Moore County, Texas
     Oil, Gas and Mineral Lease dated July 23, 1971, from A. E. Herrmann Corporation, as Lessor, to Richome Oil and Gas Company, as Lessee, recorded in Volume 232, Page 294, of the Deed Records of Moore County, Texas and covering the Southwest quarter of Section No. 32, Block PMC, EL&RR Co. Survey, Moore County, Texas

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